Settlement Agreement and Mutual Release

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this "Settlement," "Agreement" or "Settlement Agreement") is hereby being entered into on this 31st day of March 2023, by and between: (i) MJ Holdings Inc., a Nevada Corporation ("MJ Holdings"); (ii) NCMM LLC, a Nevada Limited Liability Company ("NCMM"), and (iii) Valerie Small ("Valerie"), individually (sometimes MJ Holdings, NCMM, and Valerie are hereinafter referred to each as a "PARTY" or together as the "PARTIES").

RECITALS

WHEREAS, substantial controversy and dispute exists by and between the PARTIES, and the PARTIES are currently involved in litigation in the Eighth Judicial District Court, State of Nevada in and for the County of Clark (the "Court"), in Case No. A-22-860263-C, *entitled MJ HOLDINGS INC., a Nevada Corporation, Plaintiff, vs. NCMM LLC, a Nevada Limited Liability Company; AP MANAGEMENT LLC, a Nevada Limited Liability Company, VALERIE SMALL, Individually, DOES I through X, inclusive, and ROE Corporations I through X, inclusive, Defendants* (the "Dispute").

WHEREAS, without acknowledging the merits of the Dispute between them, the PARTIES having desired to forever compromise, settle and fully resolve all issues and any claims arising from, or related to, the above-referenced Dispute, in order to avoid the cost, delay and uncertainty involved in litigating, now choose to effectuate a complete and final settlement and mutual release by agreeing to the terms and conditions outlined in this Agreement.

NOW, THEREFORE, in consideration of the mutual assurances, promises, covenants and warranties set forth in this Agreement, the full and faithful compliance of the terms and provisions by the PARTIES hereto, and for other good and valuable consideration set forth below, the receipt and sufficiency of which are expressly acknowledged herein, the PARTIES hereby agree as follows, subject to entry of the final court order approving this compromise and Settlement Agreement and dismissal with prejudice.

AGREEMENT

1. Incorporation of Preamble and Recitals. The PARTIES acknowledge the accuracy of the preceding paragraphs and provisions of this Agreement, and further agree that by this reference the foregoing Preamble and Recitals shall be incorporated (in its entirety) in all following paragraphs, sections, and articles of this Agreement to the same extent as if made a part hereof, and with the same force and effect as if fully set forth at length herein.

2. Purpose of Agreement. The PARTIES have entered into this Agreement for the purpose of resolving the Dispute and to avoid the burden, expense, delay, and uncertainties of litigation. The terms of this Agreement are the product of mutual negotiation and compromise between the PARTIES. No findings of any kind have been made or issued against any PARTY, nor has any PARTY purported to be the prevailing PARTY in the Dispute. Neither this Settlement Agreement in and of itself, nor the furnishing of consideration thereof, shall be deemed or

construed, at any time, or for any reason or purpose, as an admission of any PARTY's liability or responsibility for wrongdoing of any kind as it relates to the Dispute, or of the truth or validity of the allegations, claims, counterclaims or defenses asserted in connection therewith.

3. Settlement Terms. As full and final settlement and satisfaction of the Dispute, and any and all claims to, or interests in or arising from the Dispute, the PARTIES agree to the following:

a. The PARTIES agree that MJ Holdings will dismiss the Complaint in the Dispute against all parties to the Dispute with prejudice.

b. In exchange for this dismissal, NCMM LLC (NCMM LLC and Valerie Smalls together are jointly and severally liable to make the Settlement Payment and are both referred to hereafter as "NCMM") shall:

   i. Contact the Cannabis Control Board ("CCB") within 7 days of the execution of this Settlement Agreement for authorization to transfer the approximately 1800 pounds of fresh frozen cannabis ("Fresh Frozen") to MJ Distributing, both the passing and failed Fresh Frozen.

   ii. Remain in reasonable communication with MJ Holdings concerning the status of the request to transfer made to the CCB and shall provide proof of contacts and/or emails to the CCB upon MJ Holdings' request.

   iii. Upon approval from the CCB of the transfer to MJ Distributing, NCMM shall have 7 days to transfer the Fresh Frozen.

c. NCMM represents and warrants that it is in possession of the Fresh Frozen, that it has not transferred or pledged or liened the Fresh Frozen in any way, and that it remains in good quality and saleable condition.

d. NCMM shall pay MJ Holdings a settlement amount of $60,000. The PARTIES agree that the $60,000 payment ("Settlement Amount") shall be subject to the following terms:

   i. The Settlement Amount shall be paid in the form of a $5,000.00 monthly payment ("Settlement Payment") made directly to MJ Holdings over a 12-month term to begin on June 1, 2023;

   ii. The Settlement Payment shall be due on the first of each month ("Due Date");

   iii. Upon the failure of NCMM to pay the Settlement Payment due by the fifth of the month, a late payment penalty fee in the amount of $100.00 per day

shall immediately be charged and become due until the Settlement Payment is received;

iv. Valerie and NCMM agree to execute a Stipulated Judgement within 21 days of the execution of this Settlement Agreement, wherein a judgment shall be entered in the amount of the Settlement Amount, plus any late fees less any payments made by Valerie and NCMM.

v. In the event of a material breach of the Settlement Agreement by NCMM, including but not limited to the Settlement Payment being more than 30 calendar days late, MJ Holdings is entitled to record and execute the Stipulated Judgment, without any additional notice or court hearing.

vi. Upon satisfaction of the settlement terms, the Stipulated Judgement shall be either destroyed or returned to NCMM;

vii. Additionally, in the event Valerie or NCMM elects to file for bankruptcy prior to satisfying the terms of the settlement agreement, Valerie shall sell her retail cultivation license, medical cultivation license, retail production license or medical production to satisfy any outstanding Settlement Amount **prior** to filing bankruptcy;

viii. The PARTIES agree that there shall be no prepayment penalty if the Settlement Amount is satisfied early.

ix. The PARTIES agree that if the Cannabis Control Board requires re-testing of the Fresh Frozen, that the Parties will split the cost of the re-testing, and NCMM will pay its half of the re-testing cost within 7 days of written notification of the cost.

e. Additionally, the PARTIES agree that NCMM shall no longer be responsible for the fresh frozen once it is transferred to MJ Distributing. The Parties agree that upon release of the fresh frozen, MJ Holdings and/or MJ Distributing shall have full rights to sell, extract or negotiate tolling agreements with other licensed production facilities related to the fresh frozen.

f. NCMM is wholly responsible for its cross-claims against Paul Thomas and AP Management, including any costs, fees, judgments or other expenses related thereto.

4. Fees and Expenses. Each PARTY will be responsible for their own payment of any and all associated taxes and transaction costs, of any kind or description, whenever and however

arising, associated with any respective payment and/or distribution received in accordance with this Agreement.

Subject to Paragraph 4 above or Paragraph 6 below, and except as otherwise provided elsewhere in this Agreement, the PARTIES agree that they shall be responsible for their own attorney's fees and costs (including those incurred to-date) resulting from, or in the connection with, the Dispute.

5. Breach of Agreement. In the event that it shall be necessary for any PARTY to institute legal action for any relief against the other (whether declaratory or otherwise) arising out of this Agreement, to enforce any of the terms and conditions or provisions contained herein, or to redress any violation for any breach thereof, then the prevailing PARTY in such action(s) shall be entitled to costs and reasonable attorney's fees to be paid by the losing PARTY, whether or not such action is prosecuted or reduced to judgment.

6. General Release and Covenant Not to Sue. In addition to any and all other representations, warranties and indemnifications being granted hereunder, in exchange for the valuable consideration being made in accordance with this Agreement, each respective PARTY does hereby absolutely, forever and fully, generally and specifically release and forever discharge the other PARTY from any and all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, but not limited to, attorneys' fees and costs to the extent not otherwise expressly set forth herein), liens, subrogation rights, indemnification rights, damages, losses, actions, and causes of actions, of any kind whatsoever, whether known or unknown, due or owing in the past, present or future, and whether based upon contract, tort, statute or any other legal equitable theory of recovery, or with respect to, pertaining to, or directly or indirectly arising from or as a result the instant Dispute. This General Release and Covenant Not to Sue shall serve as an absolute defense to any action or claim brought by another PARTY hereto. This General Release and Covenant Not to Sue does not release any obligations contained within this Agreement and specifically does not release any obligations to pay the Settlement Amount as described herein, and does not release any PARTY from a breach of this Settlement Agreement.

7. Cooperation of the PARTIES. The PARTIES agree to cooperate in good faith in performing all acts and executing any and all other documents that may be necessary or appropriate to effectuate the intent set forth under this Agreement, in a timely fashion.

8. Power and Authority. Each PARTY represents and warrants to the other that he or she has the full right, power and authority to execute, and perform under the terms of, this Agreement. Additionally, each PARTY represents and warrants to the other that the execution of this Agreement by each such PARTY does not and will not violate or conflict with any other provision of law or regulation, or any order of any court, governmental or regulatory authority or agency, and further does not and will not result in the breach, or constitute a default or result in the creation of, any lien, charge, or encumbrance upon any property or assets of the other PARTY pursuant to any other instrument or agreement to which he or she is also a party, or by which he or she may otherwise be legally bound or affected.

Notwithstanding, the PARTIES, each represent and warrant the following: (a) Each PARTY has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; and (b) each PARTY acknowledges that: (i) except as otherwise provided herein, it has relied on its own independent investigation, and has not relied on any information or representations furnished by any other PARTY or any representative or agent of any other PARTY, in determining whether or not to enter into this Agreement; (ii) it has conducted its own due diligence as well as undertaken the opportunity to review information, ask questions and receive satisfactory answers concerning the terms and conditions of this Agreement; and (iii) it possesses the knowledge, experience and sophistication to allow it to fully evaluate and enter into this Agreement.

9. Binding Effect. The PARTIES acknowledge and agree that this Agreement constitutes a legal, valid, and binding obligation that is enforceable in accordance with its terms. Upon the full and valid execution of this Agreement, the terms of same shall be binding upon the PARTIES, and shall inure to the benefit of, and be binding upon, their respective guardians, heirs, personal representatives, executors, administrators, trustees, assignees, and any and all other legal representatives and successors-in-interest.

10. Remedies. All rights and remedies of the PARTIES shall be cumulative and nonexclusive of any other remedy at law or in equity.

11. Survival. Until such time as this Agreement is otherwise terminated, this Agreement shall continue in full force and effect (notwithstanding the death, withdrawal or removal of any PARTY hereto). For this purpose, the terms, conditions, rights and obligations of this Agreement shall be binding upon any and all current and future PARTIES (as applicable), and shall survive any such expiration or earlier termination of this Agreement.

12. Time. Time is of the essence for this Agreement and for every provision hereof. Failure to comply within a commercially reasonable timeframe with the provisions hereof shall be a material breach of this Agreement.

13. Governing Law & Forum. This Agreement shall be enforceable in the State of Nevada, and shall be governed exclusively by and construed in accordance with the laws of the State of Nevada. Any action, motion, or other proceeding brought for the interpretation or enforcement of this Agreement or arising out of, or in any way related to, this Agreement shall be settled via binding arbitration with Justice Nancy Becker, or similar mutually agreeable neutral, at Advanced Resolution Management, located in Las Vegas, Nevada.

14. Complete Agreement. This Agreement, along with all applicable exhibits, schedules, addendums or appendices attached hereto (if any), constitutes the entire agreement between the PARTIES relative to the Dispute. The PARTIES represent and warrant that they are not relying on any promises or representations which do not otherwise appear written herein, and all prior or contemporaneous oral agreements by, between and among the PARTIES that relate to the subject Dispute (and the related settlement of same) have either been merged into this Agreement, or else otherwise revoked or fully superseded hereby.

15. Modification and Amendment. This Agreement shall not be enlarged, modified, altered, amended or revoked except by a written agreement signed by all PARTIES hereto.

16. Severability. In the event that any of the terms of this Agreement are in conflict with any rule, law or statutory provision, or otherwise unenforceable under the laws or regulations of any government or subdivision thereof, or deemed null and void, then such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall in no way affect the enforcement or validity of any other terms or provisions of this Agreement, and the remainder of this Agreement (including, the rest of the particular paragraph in which the stricken language is located) shall continue in full force and effect, to the fullest extent permitted by law.

17. Headings. The paragraph, section or article headings or captions in this Agreement are intended to be descriptive and used for convenience purposes only, and shall not be deemed to affect in any way the language of the terms and provisions to which they refer, nor are they relevant in resolving any question of interpretation or construction of any part of this Agreement.

18. Neutral Interpretation. The terms and language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any one PARTY hereto.

19. Joint Construction. Without limitation, there shall be no presumption against any one PARTY in any lawsuit arising out of the rights and obligations between the PARTIES on the ground that such PARTY was responsible for drafting this Agreement, or any part thereof. The terms of this Agreement shall be deemed to have been negotiated at arm's length by the PARTIES hereto, and all PARTIES to this Agreement shall be considered for all intents and purposes to be the drafters of the same.

20. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural (and vice versa).

21. Tax Matters & Consequences. The PARTIES understand and acknowledge that any benefits he/she/they/it may receive or give to the other of them in connection with this Agreement may or may not be subject to applicable state or federal taxation. Each PARTY agrees to be responsible for any and all applicable federal and state taxes that the respective PARTY may incur, or be accountable for, as a result of his/her/their/its compliance with the terms hereunder, and further accepts responsibility for the satisfaction of their own respective tax obligations and/or liabilities that may result from this Agreement.

The PARTIES further acknowledge that no representations or guarantees have been made by any PARTY (nor any PARTY's respective legal counsel) regarding the taxability, tax treatment or tax consequences of all or any portion of this Agreement or with the settlement of the underlying Dispute in accordance herewith; including, without limitation, the exchange of benefits or other transfers to be made as set forth hereunder.

For all purposes hereunder, the PARTIES acknowledge and agree that each PARTY has had the opportunity to review the tax consequences of this Agreement with their tax advisors and/or certified public accounts ("CPAs") of their own choosing, and is relying solely on the advice of such tax advisors and/or CPAs and not on any statements or representations of any PARTY (nor on any statements or representations of such PARTY's respective legal counsel) in connection with such tax treatment or tax consequences.

22. Execution of Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect of any signatures, and may be attached to another counterpart, identical in form, but having attached to it one or more additional signature pages.

23. Electronic Execution. This Agreement may be executed by signatures provided by electronic or facsimile transmission (also known as "docu-sign" or "PDF" or "Fax" copies), which electronic or facsimile signatures shall be as binding and effective as original signatures. If electronically executed, then the validity and effect of its electronic execution shall be governed by the laws of the State of Nevada, in accordance with the *Uniform Electronic Transaction Act* ("UETA"), currently codified under NRS §719.010, *et seq.*, as amended, and/or other applicable state or federal law, including the *Electronic Signatures in Global and National Commerce Act* ("E-Sign Act"), as codified under Title 15, United States Code, Sections 7001, *et seq.*, as amended.

THE SIGNATURES BELOW ACKNOWLEDGE THAT EACH PARTY HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND THAT SUCH PROVISIONS ARE REASONABLE. EACH SIGNATURE BELOW ALSO ACKNOWLEDGES THAT EACH RESPECTIVE PARTY HAS SIGNED THIS AGREEMENT AS SUCH PARTY'S OWN VOLUNTARY ACT AND UNDER SAID PARTY'S OWN FREE WILL. EACH PARTY FURTHER ACKNOWLEDGES THAT EACH PARTY HAS HAD A FULL AND FAIR OPPORTUNITY TO REVIEW THIS AGREEMENT WITH SUCH PARTY'S OWN LEGAL COUNSEL PRIOR TO THE EXECUTION OF SAME.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned PARTIES hereto now voluntarily and knowingly execute this Settlement Agreement and General Release, as of the Effective Date first written above.

APPROVED AS TO FORM AND CONTENT:

By: ______________________________
Al Reasonover
Director of Operations, MJ Holdings, Inc.

By: ______________________________
Valerie Small
Managing Member of NCMM, LLC

By: ______________________________
Valerie Small
Individually

CANNABIS COMPLIANCE BOARD
STATE OF NEVADA
ccb.nv.gov
CARSON CITY OFFICE
1550 College Parkway, Suite 142
Carson City, Nevada 89706
Main Line: (775) 687-6299

LAS VEGAS OFFICE
700 East Warm Springs Road, Suite 100
Las Vegas, Nevada 89119

STEVE SISOLAK
Governor

HON. MICHAEL DOUGLAS
Chair

TYLER KLIMAS
Executive Director

August 1, 2022

Adam Fulton
Jennings & Fulton
2580 Sorrel St.
Las Vegas, NV 89146

RE: Approval of Management Services Agreement – MJ Holdings and MJ Distributing

Establishment ID and License Number

C202	48306359790925315497	RC202	43160131583347244176
P133	08705048067480042809	RP133	07793712489874595708

Dear Adam,

The Management Services Agreement between MJ Holdings and MJ Distributing has been reviewed, and the relationship **APPROVED** at the July 26, 2022, meeting of the Cannabis Compliance Board ("CCB").

Please feel free to contact us at CCBLicensing@ccb.nv.gov if you have any questions.

Sincerely,

/s/ Dave Staley

Dave Staley
Division Chief - Investigations